SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Parlex Corporation
-----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [x]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)   Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               ---------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ---------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               ---------------------------------------------------------------
         (5)   Total fee paid:

               ---------------------------------------------------------------

   [ ]   Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

               ---------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               ---------------------------------------------------------------
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               ---------------------------------------------------------------
         (4)   Date Filed:

               ---------------------------------------------------------------

            PARLEX One Parlex Place, Methuen, Massachusetts 01844




                                                           October 29, 2002

Dear Stockholder,

      I am pleased to invite you to attend Parlex Corporation's Annual Meeting of Stockholders. The meeting will be held on Tuesday, November 26, 2002, at 9:30 a.m. at Parlex Corporation, One Parlex Place, Methuen, Massachusetts.

      As the accompanying notice and proxy statement describe, the only actions scheduled for this year's meeting is the election of two directors each for a term of three years.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. ACCORDINGLY, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

      I look forward to meeting as many of our stockholders as possible and hope you can be present on November 26th.

                                       Sincerely,


                                       /s/ Herbert W. Pollack
                                       HERBERT W. POLLACK
                                       Chairman of the Board

                             Parlex Corporation


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of Parlex Corporation:

      The Annual Meeting of Stockholders of Parlex Corporation will be held at Parlex Corporation, One Parlex Place, Methuen, Massachusetts, on Tuesday, November 26, 2002, at 9:30 a.m. for the following purposes:

      1. to elect two Class II members of the Board of Directors to serve for a period of three years and until their successors are elected and qualified; and

      2. to consider and act upon any other matter that properly comes before the meeting or any adjournment thereof.

                                       By Order of the Board of Directors



                                       EDWARD D. KUTCHIN
                                       Clerk


Methuen, Massachusetts
October 29, 2002

                             PARLEX CORPORATION

                             PROXY STATEMENT FOR
                ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                              NOVEMBER 26, 2002

General

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Parlex Corporation (the "Company") for use at the Company's Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, November 26, 2002, at the time and place set forth in the notice of the Meeting, and at any adjournment(s) thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is October 29, 2002. The Company's principal executive offices are located at One Parlex Place (formerly known as 145 Milk Street), Methuen, Massachusetts 01844, telephone number (978) 685-4341.

      If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor of electing as Class II Directors the two persons listed as nominees under the section entitled "Election of Directors" below and in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Meeting or any adjournments thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the Meeting, or by giving written notice of revocation to the Clerk of the Company at any time before the proxy is exercised.

Solicitation

      The Company will bear the costs of this solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, facsimile and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

      As of the current date, the management of the Company is not aware of any other matters to be presented for action at the Meeting. If any matter other than that described herein does properly come before the Meeting, the individuals named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

Record Date, Voting Requirements, and Shares Outstanding

      The Board of Directors has fixed October 11, 2002 as the record date (the "Record Date") for determining the stockholders who are entitled to notice of and to vote at the Meeting. As of the Record Date, the Company had 6,303,216 shares of Common Stock, par value $.10 per share ("Common Stock") outstanding and entitled to vote. Each outstanding share of the Company's Common Stock entitles the record holder to one vote on each matter to be voted upon at the Meeting.

      The holders of a majority of the shares of Common Stock issued, outstanding, and entitled to vote are required to be present in person or be represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of the holders of at least a majority of the shares of Common Stock issued and outstanding on the Record Date and voting on each matter is required to elect the director nominees.

      Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be counted as votes properly cast at the Meeting, and therefore will not be counted as votes cast or shares voting on such matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the proposals.

                            ELECTION OF DIRECTORS

      The Company's Restated Articles of Organization provide for a Board of Directors consisting of seven members divided into three classes and elected by stockholders for staggered terms of three years each. Of the current total of seven directors, two Class II Directors have terms expiring at the 2002 Annual Meeting, two Class III Directors have terms expiring at the 2003 Annual Meeting and three Class I Directors have terms expiring at the 2004 Annual Meeting. One of the two directors who is currently a Class II member of the Board of Directors has been nominated by the Board of Directors for election at such meeting. The other Class II Director, Joel Kosheff, will not stand for reelection. Each Class II Director elected at the 2002 Annual Meeting will serve until the 2005 Annual Meeting of Stockholders or Special Meeting in lieu thereof, and until that director's successor is elected and qualified.

      The individuals named in the enclosed form of proxy will, if so authorized, vote to elect as Class II Directors the persons named below under the caption Class II Director Nominees. The management of the Company is not aware of any reason why the nominees for director would not be able to serve. If any of the nominees are unable to serve, the individuals named in the enclosed form of proxy will vote in favor of such other person as the Board of Directors may at the time recommend. Information regarding these nominees is set forth below.

Class II Director Nominees

Peter J. Murphy (age 53).

      Mr. Murphy has been President of the Company since July 1, 1995, and on July 1, 1997, was elected to the office of Chief Executive Officer. He was Chief Operating Officer and Executive Vice President from May 1994 to July 1995 and Vice President and General Manager of Flexible Circuit Products from February 1993 to May 1994. Mr. Murphy initially served as Assistant to the President from December 1992 to February 1993. From 1989 to December 1992, he was President of Teledyne Electo-Mechanisms, a manufacturer of flexible circuits. He has been a director of Parlex since 1994.

Russell D. Wright (age 55).

      Mr. Wright was President, Chief Operating Officer and a Director of NSTAR, a major energy delivery company from January, 1999 until his retirement in December, 2001. From December, 1998 to January 1999, he was President and Chief Executive Officer of Commonwealth Energy System, a major energy delivery company. From 1993 through 1998, Mr. Wright was President of Utility Operations and from 1987 to 1993 he was Chief Financial Officer of Commonwealth Energy System. Mr. Wright is a director of Reed and Barton Corporation.

      The following persons will continue to be Directors of the Company:

Class III Directors
 (term of office to expire with the annual meeting of stockholders to be held in December 2003)

Herbert W. Pollack (age 75).

      Mr. Pollack has served as Chairman of the Board of the Company since it was founded in 1970. He was President of the Company from 1970 to July 1, 1995, Chief Executive Officer from 1970 to June 1997 and Treasurer from 1970 to March 2000. Mr. Pollack is the brother of Lester Pollack.

Sheldon Buckler (age 71).

      Dr. Buckler has been Chairman of the Board of Lord Corporation, a provider of specialty mechanical and chemical products, since January 2000. He has been Chairman of the Board of Trustees of the Massachusetts Eye and Ear Infirmary, a Harvard Medical School teaching hospital, since December 1996. Prior thereto, he was Chairman of the Board of Commonwealth Energy System, a supplier of energy products, from May 1995 to September 1999, and an employee and officer of Polaroid Corporation from 1964 until his retirement as Vice Chairman in May 1994. Dr. Buckler is a Director of Micro Component Technology Inc. He has been a Director of the Company since February 1995.

Class I Directors
 (term of office to expire with the annual meeting of stockholders to be held in December 2004)

Lester Pollack (age 69).

      Mr. Pollack has been Managing Director of Centre Partners Management LLC, a private investment firm, since 1986 and was a Managing Director of Lazard Freres & Co. LLC from 1986 to 1998. As of January 1, 2001, he became a Limited Managing Director of Lazard Freres & Co. LLC, an investment banking firm. Mr. Pollack is a director of American Seafoods Group, LLC, Bank Leumi USA, Center Pacific LLC, Tiffen Manufacturing Inc. and Tidewater, Inc. and is a director emeritus of U.S. Bancorp. Mr. Pollack is the brother of Herbert W. Pollack. He has been a Director of the Company since 1970.

Benjamin M. Rabinovici (age 80).

      Dr. Rabinovici has been the Chief Executive Officer of Technology Outsourcing Solutions LLC, a provider of technical solutions to electronic products since July 2001 and was Chairman of the Board of ASD Company, a manufacturer of electronic products, from July 1999 to March 2001. He was President of Tympanium Corporation from 1980 to March 1996. He has been a Director of the Company since 1970.

Richard W. Hale (age 64).

      Mr. Hale has been President and Chief Executive Officer of VXI Corporation, a manufacturer of electronic products for the telephone and computer industry, since April 1998. He was President and Chief Executive Officer of Watson Technologies, Inc., a manufacturer of electronic products, from 1996 to March 1998. In addition, he has been Chairman and Chief Executive Officer of Hale Industries, Inc., a private investment firm, since August 1993. From 1988 to July 1993, he was Executive Vice President and Chief Operating Officer and a member of the Board of Directors of M/A-Com, Inc. He has been a Director of the Company since February 1995.

           BOARD OF DIRECTORS MEETINGS AND COMMITTEES OF THE BOARD

      The Board of Directors held four meetings during fiscal year 2002. Each outside director received a $10,000 annual retainer for his services, plus $1,500 for each directors' meeting he attended.

      The Board has an Audit Committee and a Compensation Committee and established a Nominating Committee in March of 2001. All Directors except Lester Pollack attended at least 75% of all meetings of the Board and meetings of the committees of the Board on which they served.

      During fiscal year 2002, the Audit Committee, of which Messrs. Buckler, Hale and Rabinovici are the current members, held six meetings. The Audit Committee reviews the internal controls of the Company. It meets with appropriate Company financial personnel as well as the Company's independent auditors. The Audit Committee reviews the scope and results of the professional services provided by the Company's independent auditors and the fees charged for such services and makes such recommendations to the Board as it deems appropriate, including recommendations as to the appointment of independent auditors. The Audit Committee is composed of three non-employee directors, each of whom is independent.

      During fiscal year 2002, the Compensation Committee, of which Messrs. Buckler, Hale and Rabinovici are the current members, held one meeting. This is the committee of the Board responsible for establishing the compensation of the Chief Executive Officer and setting policy for compensation at the senior levels of the Company, as well as administering various employee stock option plans. The Compensation Committee is composed entirely of independent non-employee directors.

      During fiscal year 2002, the Nominating Committee, of which Messrs. Buckler, Hale and Rabinovici are the current members, held one meeting. The Nominating Committee has authority to review the qualifications of, interview and nominate candidates for election to the Board of Directors. The Nominating Committee approved the two director nominations by unanimous consent at the Nominating Committee meeting.

      In order to continue to attract and retain outside directors of exceptional ability, the Company maintains the 1989 Outside Directors' Stock Option Plan (the "1989 Director Plan") covering 112,500 shares of Common Stock and the 1996 Outside Directors' Stock Option Plan (the "1996 Director Plan") covering 150,000 shares of Common Stock. Options are granted pursuant to the 1989 Director Plan only to non-employee members of the Board of Directors of the Company. Each member of the Company's Board of Directors who is neither an employee nor an officer of the Company who becomes a member of the Board of Directors for the first time on or after August 22, 1989, will be automatically granted on the date such membership on the Board of Directors commences, without further action by the Board, an option to purchase 7,500 shares of the Company's Common Stock. In addition, each incumbent member of the Company's Board of Directors who is neither an employee nor an officer of the Company and who has been a member of the Board of Directors for at least five years shall receive an automatic grant on the first business day following his fifth year in office, without further action by the Board, of an option to purchase 7,500 shares of the Company's Common Stock. Options granted under the 1989 Director Plan become exercisable in equal installments on each of the first five anniversaries of the date of the option grant. The exercise price per share of options granted under the 1989 Director Plan shall be the closing sale price of a share of the Company's Common Stock on the date the option is granted as listed on the Nasdaq National Market(R).

      Options are granted pursuant to the 1996 Director Plan only to non-employee members of the Board of Directors of the Company. Commencing on August 20, 1996, and on the date of each annual meeting of stockholders thereafter beginning with the 1997 annual meeting of stockholders, each member of the Company's Board of Directors who is not an employee of the Company will be automatically granted an option to purchase 1,500 shares of the Company's Common Stock. Options granted under the 1996 Director Plan become fully exercisable one year from the date of the option grant. In addition to the formula option referred to above, the Board of Directors may award options on an annual basis to purchase up to 2,250 shares of the Company's Common Stock to non-employee members of the Board of Directors in recognition of extraordinary efforts and contributions to the Board. Except for the specific options referred to above, no other options shall be granted under the 1996 Director Plan. The exercise price per share of options granted under the 1996 Director Plan shall be the closing sale price of a share of the Company's Common Stock on the date the option is granted as listed on the Nasdaq National Market(R).

                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 11, 2002, by: (i) each person who is known by the Company to beneficially own more than 5% of the outstanding Common Stock; (ii) each of the Company's directors and nominees for director; (iii) each of the executive officers named in the Summary Compensation Table on page 9; and (iv) all directors and executive officers of the Company as a group.


                                            Shares of
                                           Common Stock     % of Outstanding
                                           Beneficially       Common Stock
                 Stockholder                 Owned(1)      Beneficially Owned
                 -----------               ------------    ------------------

      Van Den Berg Management, Inc.(2)        780,501            12.38
       1301 Capital of Texas Highway
       Suite B-228
       Austin, TX 78746

      Herbert W. Pollack(3)(4)(5)             633,304            10.1
       c/o Parlex Corporation
       One Parlex Place
       Methuen, MA 01844

      Chartwell Investment Partners(6)        549,350             8.72
       1235 Westlakes Drive, Suite 330
       Berwyn, PA 19312

      Wachovia Corporation(7)                 546,600             8.67
       201 South College Street
       Charlotte, NC 28288

      Dimensional Fund Advisors Inc.(8)       408,550             6.48
       1299 Ocean Avenue
       Santa Monica, CA 90401





                                            Shares of
                                           Common Stock     % of Outstanding
                                           Beneficially       Common Stock
                 Stockholder                 Owned(1)      Beneficially Owned
                 -----------               ------------    ------------------


      Benjamin M. Rabinovici(3)(9)            132,900             2.1
       c/o Parlex Corporation
       One Parlex Place
       Methuen, MA 01844

      Peter J. Murphy(3)(4)(10)               124,750             2.0
       c/o Parlex Corporation
       One Parlex Place
       Methuen, MA 01844

      Lester Pollack(3)(11)                    57,120              *
       c/o Centre Partners L.P.
       One Rockefeller Plaza
       New York, NY 10020

      M. Joel Kosheff(3)(12)                   32,500              *
       31 Pier 7
       Charlestown, MA 02129

      Darryl J. McKenney(4)(13)                24,375              *
       c/o Parlex Corporation
       One Parlex Place
       Methuen, MA 01844

      Sheldon Buckler(3)(14)                   18,000              *
       200 Dudley Road
       Newton Centre, MA 02159

      Richard W. Hale(3)(15)                   16,500              *
       c/o VXI Corporation
       One Front Street
       Rollinsford, NH 03869

      Robert A. Rieth(4)(16)                   16,250              *
       c/o Parlex Corporation
       One Parlex Place
       Methuen, MA 01844

      Thibaud LeSeguillon(4)(17)                3,125              *
       c/o Parlex Corporaiton
       One Parlex Place
       Methuen, MA 01844

      Russell D. Wright(3)                          -              *
       29 Island Road
       West Yarmouth, MA 02673

      All directors and officers
       as a group (12 persons)(18)         1,074,474             17.0




--------------------
*     Less than one percent.
<F1>  For purposes of this table, the number of shares beneficially owned by each director, director nominee, executive officer and stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after October 11, 2002, through the exercise of any stock option ("Presently Exercisable Options"). The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of Common Stock listed as owned by such person or entity.
<F2>  The shares shown as owned by Van Den Berg Management, Inc. are as reported by Van Den Berg Management in a Statement on Schedule 13G with respect to its holdings of Common Stock as of August 15, 2002.
<F3>  Denotes a director, or a director nominee, of the Company.
<F4>  Denotes an executive officer of the Company.
<F5>  The shares shown as owned by Herbert W. Pollack include 172,095 shares, of which he disclaims beneficial ownership, owned directly by his wife, Sandra Pollack.
<F6>  The shares shown as owned by Chartwell Investment Partners are as reported by Chartwell Investment Partners in a Statement on Schedule 13F with respect to its holdings of Common Stock as of August 1, 2002.
<F7>  The shares shown as owned by Wachovia Corporation are as reported by
      Wachovia Corporation in a Statement on Schedule 13F with respect to its holdings of Common Stock as of July 31, 2002.
<F8>  The shares shown as owned by Dimensional Fund Advisors Inc. are as reported by Dimensional Fund Advisors Inc. in a Statement on Schedule 13F with respect to its holdings of Common Stock as of August 6, 2002.
<F9>  The shares shown as owned by Dr. Rabinovici include 32,400 shares, of which he disclaims beneficial ownership, owned directly by his wife. The shares shown as owned by Dr. Rabinovici also include 7,500 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Director Plan and the Company's 1996 Director Plan.
<F10> The shares shown as owned by Mr. Murphy include 80,000 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Employees' Stock Option Plan (the "1989 Option Plan").
<F11> The shares shown as owned by Lester Pollack include 16,500 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Director Plan and the Company's 1996 Director Plan.
<F12> The shares shown as owned by Mr. Kosheff include 17,500 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Director Plan and the Company's 1996 Director Plan.
<F13> The shares shown as owned by Mr. McKenney include 24,375 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Option Plan.
<F14> The shares shown as owned by Dr. Buckler include 16,500 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Director Plan and the Company's 1996 Director Plan.
<F15> The shares shown as owned by Mr. Hale include 16,500 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Director Plan and the Company's 1996 Director Plan.
<F16> The shares shown as owned by Mr. Rieth include 16,250 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Option Plan.
<F17> The shares shown as owned by Mr LeSeguillon include 3,125 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Option Plan.
<F18> The number of shares shown as beneficially owned by officers and directors include 205,875 shares which they have the right to acquire pursuant to Presently Exercisable Options.

                             EXECUTIVE OFFICERS

      The executive officers of the Company, together with a description of the business experience backgrounds of all of them except Herbert W. Pollack and Peter J. Murphy (whose backgrounds are described under the caption Election of Directors) are as follows:


       Name            Age                Position with the Company
       ----            ---                -------------------------

Herbert W. Pollack     75     Chairman of the Board of Directors

Peter J. Murphy        53     President, Chief Executive Officer and Director

Jonathan R. Kosheff    42     Chief Financial Officer and Treasurer

Robert A. Rieth        60     Senior Vice President

Darryl J. McKenney     39     Vice President and Chief Technology Officer

Eric F. Zanin          37     Vice President-Marketing and Sales

Thibaud LeSeguillon    36     Vice President-Worldwide Laminated Cable Business

      Mr. Rieth joined the Company in March 2000 as Senior Vice President and Chief Financial Officer and served as Treasurer and Clerk from February 1, 2001 to July 22, 2002, when he relinquished the offices of Chief Financial Officer, Treasurer and Clerk. From 1997 to 1999, Mr. Rieth was Chief Executive Officer of Wyle Laboratories, Inc., a provider of testing and engineering services for the aerospace and electronics industry. From 1971 to 1997, he was a Corporate Vice President, Group Executive for Aerospace Group and President of a subsidiary of Teledyne, Inc., an electronics, metals and consumer electronics conglomerate.

      Mr. Kosheff joined the Company in July 2002 as Chief Financial Officer and Treasurer. From 1993 to 2001, Mr. Kosheff held a variety of financial and operational positions including Executive Vice President of Operations, Vice President of Finance and Administration for the Products Group and Director of Finance for PictureTel Corporation, a provider of video conference products and services.

      Mr. McKenney joined the Company in February 1993 as Director of Engineering, Flexible Circuit Products. In March 1995, Mr. McKenney became Director of Operations of Flexible Circuit Products and was appointed Vice President of Flexible Circuit Operations in April 1997. In August 1999 he became a Vice President and General Manager of Flexible Circuit Products. Mr. McKenney was appointed Vice President and Chief Technology Officer in June 2001. Prior to joining the Company, he was Vice President-Engineering for Teledyne-Electro Mechanisms, a manufacturer of flexible circuits.

      Mr. Zanin joined the Company in September 1994 as a sales engineer. In March 1995, Mr. Zanin became Regional Sales Manager and was appointed Director of Sales and Marketing in November 1998. In March 1999 he was appointed a divisional Vice President of Sales and Marketing and became Vice President-Sales and Marketing in August 2000.

      Mr. LeSeguillon joined the Company in May 2001 as Director of International Business. In October 2001, Mr. LeSeguillon was appointed Vice President-Worldwide Laminated Cable Business. Prior to joining the Company, he was General Manager of Axon Cable Inc., a manufacturer of cable and cable assemblies.

                     COMPENSATION OF EXECUTIVE OFFICERS

      The following table shows, for the fiscal years ending June 30, 2002, 2001, and 2000, all compensation earned or paid to the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 in each year for all services rendered in all capacities to the Company.

                         SUMMARY COMPENSATION TABLE


                                                                       Long-Term
                                        Annual Compensation           Compensation
                                     ------------------------            Awards
                                                                      ------------
                                                                 Securities Underlying
        Name and                                                     Stock Options           All Other
   Principal Position        Year    Salary($)    Bonus($)(1)      (Number of Shares)     Compensation($)
   ------------------        ----    ---------    -----------    ---------------------    ---------------

Herbert W. Pollack(2)        2002    $218,640             -                  -            $135,923.36(3)
 Chairman                    2001     218,640             -                  -             127,046.75(3)
                             2000     218,640             -                  -              87,966.84(3)

Peter J. Murphy(4)           2002    $275,040             -             25,000                      -
 President and Chief         2001     269,200       $15,000                  -                      -
 Executive Officer           2000     237,500        18,750             25,000                      -

Robert A. Rieth(5)           2002    $187,008             -              5,000                      -
 Senior Vice President       2001     178,508             -             10,000                      -

Darryl J. McKenney           2002    $125,000             -              2,500                      -
 Vice President and Chief    2001     122,407             -              2,500                      -
 Technology Officer          2000     108,000       $50,000             10,000                      -

Thibaud LeSeguillon(6)       2002    $120,000             -              2,500                      -
 Vice President-
 Worldwide Laminated
 Cable Business

--------------------
<F1>  Amounts shown were earned in the years indicated. Bonuses are generally paid in the first quarter of the following fiscal year.
<F2>  For a description of the employment agreement between the Company and
      Mr. Pollack, see EMPLOYMENT AGREEMENTS below.
<F3>  The amounts constitute deferred compensation payments under the terms of a Deferred Compensation Agreement previously entered into with the Company and accrued interest on the deferred compensation account of $5,670.96 for 2000 and $25,245.40 for 2001 which equals the portion of the rate of interest that exceeds 120% of the applicable federal long-term rate.
<F4>  For a description of the employment agreement between the Company and
      Mr. Murphy, see EMPLOYMENT AGREEMENTS below.
<F5>  Mr. Rieth became an executive officer for reporting purposes for the first time in fiscal year 2001 and, therefore, no information is provided for earlier years.
<F6>  Mr. LeSeguillon became an executive officer for reporting purposes for the first time in fiscal year 2002 and, therefore, no information is reported for earlier years.

                            EMPLOYMENT AGREEMENTS

      The Company entered into an employment agreement with Mr. Pollack in September 2000, for a period of three years ending September 30, 2003, which provides for current compensation of $9,110 twice a month. The agreement provides for a death benefit payment equal to 75% of his current compensation for a period of 24 months after his death. The agreement also provides that the employee will not own, operate, or manage any business in competition with that of the Company so long as he is employed by the Company and, in certain instances, for a one-year period thereafter.

      The Company entered into an employment agreement with Mr. Murphy on September 1, 2002, for a period of three years ending August 31, 2005, which provides for compensation beginning September 1, 2002, of $11,460 twice a month. The agreement provides for a death benefit payment equal to 75% of his current compensation for a period of 24 months after his death. The agreement also provides that the employee will not own, operate, or manage any business in competition with that of the Company so long as he is employed by the Company and, in certain instances, for a one-year period thereafter.

                      OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth information relating to stock option grants to the named executive officers during fiscal year 2002. Pursuant to applicable Securities and Exchange Commission regulations, the amounts shown under the heading "Potential Realizable Value" are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent, compounded annually, from the date of grant to the end of the ten year option term. Actual stock appreciation on options exercised are dependent on the future performance of the Company's Common Stock and overall stock market conditions. There can be no assurance that these values will be achieved.


                                                                                  Potential Realizable Value
                                                                                  at Assumed Annual Rates of
                                                                                 Stock Price Appreciation for
                                           Individual Grants                         Ten-Year Option Term
                          ---------------------------------------------------    ----------------------------
                          Number of     % of Total
                          Securities     Options
                          Underlying    Granted to
                           Options      Employees     Exercise
                           Granted      in Fiscal      Price       Expiration
         Name                (#)        Year 2002     ($/Share)       Date             5%($)      10%($)
         ----             ----------    ----------    ---------    ----------          -----      ------

Herbert W. Pollack               -          -               -             -                 -          -
Peter J. Murphy(1)          25,000         16          12.500       8/21/11           196,530    498,045
Robert A. Rieth(1)           5,000          3          12.500       8/21/11            39,309     99,609
Darryl J. McKenney(1)        2,500          2          12.500       8/21/11            19,653     49,804
Thibaud LeSeguillon(1)       2,500          2          12.500       8/21/11            19,653     49,804

--------------------
<F1>  The shares were granted under the 1989 Option Plan, at an exercise price equal to the fair market value of the Company's stock on the date of grant and become exerciseable in increments of 25% over the first five years of the ten year period, the first 25% becoming exercisable one year after the grant date.

               AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2002
                      AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth information relating to the aggregate exercised and unexercised stock options held by the named executive officers during fiscal year 2002 and the value of their unexercised stock options as of June 30, 2002.


                                                            Number of Securities          Value of Unexercised
                               Shares                      Underlying Unexercised             In-The-Money
                              Acquired                     Options at 6/30/02(#)        Options at 6/30/02($)(1)
                                 on          Value      ---------------------------   ---------------------------
          Name              Exercise(#)   Realized($)   Exercisable   Unexercisable   Exercisable   Unexercisable
          ----              -----------   -----------   -----------   -------------   -----------   -------------

Herbert W. Pollack              -             -               -              -              -              -
 Chairman

Peter J. Murphy                 -             -          63,750(2)      41,250(2)         $ 0            $ 0
 President and Chief
 Executive Officer

Robert A. Rieth                 -             -          12,500(2)      22,500(2)         $ 0            $ 0
 Senior Vice President

Darryl J. McKenney              -             -          19,375(2)      10,625(2)         $ 0            $ 0
 Vice President and Chief
 Technology Officer

Thibaud LeSeguillon             -             -           2,500(2)      10,000(2)         $ 0            $ 0
 Vice President-
 Worldwide Laminated
 Cable Business

--------------------
<F1>  The "value of unexercised in-the-money options at June 30, 2002" was calculated by determining the difference between the fair market value of the underlying Common Stock at June 30, 2002, (closing price of the Company's Common Stock on the Nasdaq National Market on June 28, 2002, was $12.10 per share) and the exercise prices of the stock options. An option is "in-the-money" when the fair market value of the underlying Common Stock exceeds the exercise price of the option.
<F2>  These shares were granted under the 1989 Option Plan.

      Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the Securities and Exchange Commission, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph on page 15 shall not be incorporated by reference into any such filings.

                    REPORT OF THE COMPENSATION COMMITTEE
                          ON EXECUTIVE COMPENSATION

The Committee

      The Compensation Committee (the "Committee") is currently comprised of Messrs. Buckler, Hale and Rabinovici. This is the committee of the Board responsible for establishing the compensation of the Chief Executive Officer and setting policy for compensation at the senior levels of the Company, as well as administering various employee stock option plans. The Committee is composed of three non-employee directors.

Compensation Philosophy

      The Committee maintains a philosophy that executive compensation levels should be competitive and consistent with interconnect industry standards to enable the Company to attract, motivate and retain executive officers of outstanding ability who are capable of making significant contributions which are critical to the Company's success. The Committee believes that such compensation also should be meaningfully related to both an individual's job performance, as measured by the achievement of qualitative objectives, and the performance of the Company, as measured by its profitability, the value created for stockholders and the realization of the Company's short- and long-term strategic goals. The Company's compensation policies are designed to attract and retain talented managers and motivate such managers to enhance the Company's performance, thereby building value into the Company's business. The Company also seeks to align the interests of its executives with the long-term interests of stockholders in the enhancement of stockholder value through stock option awards that can result in the ownership of the Company's Common Stock.

      At present, compensation of the Company's executive officers is composed of the following elements: annual base salary, annual performance incentives in the form of cash bonuses and long-term performance incentives in the form of stock option awards under the 1989 Option Plan.

Base Salary

      The Committee's general approach to compensating executive officers is to pay cash salaries competitive with industry standards based upon the individual's experience and past and potential contribution to the success of the Company. In determining industry standards, the Committee compares compensation levels paid by a self-selected group of interconnect industry companies that compete in the Company's line of business. Such compensation information is obtained from various publicly available sources.

      The Committee also believes that compensation should be meaningfully related to the value created by individual executive officers for the stockholders. Accordingly, the Committee considers the quality of an individual executive's contribution to the Company's overall profitability and success in determining the executive's salary. The Committee reviews on an annual basis the salaries of its executive officers in light of the foregoing factors. The Company believes that the base salaries of its executive officers have been at or below the median of the base salaries for executive officers in the interconnect industry.

Annual Incentives

      The Company has traditionally paid employee performance bonuses once a year, usually during the first quarter of the following fiscal year for which the bonus is earned. Bonuses are traditionally based on both individual performance and Company performance. A special incentive bonus arrangement was entered into with Mr. McKenney, who is the Chief Technology Officer of the Company.

Stock Options

      Stock options are used as the primary long-term incentive vehicle. The Committee believes that reliance upon such incentives is advantageous to the Company because they foster a long-term commitment by the recipient to the Company and motivate the employees to seek to improve the long-term market performance of the Company's stock. Thus, stock option grants provide an incentive for the executive to manage the Company from the perspective of an owner with an equity stake in the business. During fiscal year 2002, the Board authorized the grant of stock options under both the 1989 Option Plan and the 2001 Employees' Stock Option Plan (the "2001 Option Plan") to certain executive officers and other key employees. Stock option grants to executive officers are discretionary and reflect the relative value of the individual's position as well as the current performance and continuing contribution of that individual to the Company. The Board does not utilize any specific formula for determination of option grants.

Compensation of the Chief Executive Officer

      As described in the section above entitled Employment Agreements, Mr. Murphy entered into a new employment agreement as of September 1, 2002 wherein Mr. Murphy's annual base salary stayed at $275,000. In fiscal year 2002, the Committee granted to Mr. Murphy an option to purchase 25,000 shares under the 1989 Option Plan at an exercise price equal to the fair market value of the Company's stock on the date of grant. The option expires after ten years and becomes exercisable in increments of 25% over the first five years of the ten year term of the option. The first 25% becomes exercisable one year after the date of grant. The purpose of this grant was to compensate Mr. Murphy for his role and responsiblities in the Company, and to enable him to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the stock.

Benefits

      The Company provides medical, life insurance and profit sharing benefits to the executive officers that generally are available to all Company employees.

Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits a company's ability to take a deduction for federal tax purposes for certain compensation paid to its executives. The Company currently expects that all compensation payable to executive officers during fiscal year 2002 will be deductible by the Company for federal income tax purposes. The Committee's policy with respect to compensation to be paid to executive officers is to structure compensation payments to executive officers so as to be deductible under Section 162(m).

                                       COMPENSATION COMMITTEE

                                       Sheldon Buckler, Chairman
                                       Richard W. Hale
                                       Benjamin M. Rabinovici

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      In fiscal year 2002, none of the Compensation Committee members had ever been employed by the Company. Further, the Board of Directors is unaware of any relationship of any member of the Compensation Committee required to be disclosed under Item 402(j) or 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

      Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate other filings with the Securities and Exchange Commission, including this Proxy Statement, in whole or in part, the following report shall not be deemed incorporated by reference into any such filings.

                        REPORT OF THE AUDIT COMMITTEE

      The Audit Committee is currently comprised of Messrs. Buckler, Rabinovici and Hale. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq National Market. For fiscal year 2002, M. Joel Kosheff was chairman of the Audit Committee. Mr. Kosheff resigned as chairman of the Audit Committee on July 22, 2002, and Benjamin M. Rabinovici was elected to fill his position on this committee. Sheldon Buckler was elected to be the new chairman of the Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices and controls of the Company.

      The Board of Directors has adopted a charter for the Audit Committee, a copy of which was attached as Exhibit B to the 2001 Proxy Statement.

      In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, ("Independence Discussions with Audit Committees"), discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

      The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, ("Communication with Audit Committees") and, both with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

      The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended June 30, 2002 with management and independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

      Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2002 for filing with the Securities and Exchange Commission.

      The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing, and are not experts in these fields. The members of the Audit Committee serve in an oversight role only, and therefore must rely on information and representations provided to them by the Company's management and its independent auditors. Accordingly, the Audit Committee's oversight does not guarantee that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are, in fact, independent.

                                       AUDIT COMMITTEE

                                       Sheldon A. Buckler, Chairman
                                       Richard W. Hale
                                       Benjamin M. Rabinovici

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company retains as its general counsel the law firm of Kutchin & Rufo, P.C. to perform legal services on its behalf. Payments made by the Company to Kutchin & Rufo, P.C. in fiscal year 2002 were approximately $63,000. Edward D. Kutchin is a shareholder in the professional corporation of Kutchin & Rufo, P.C., is the clerk of the Company and the son-in-law of Herbert W. Pollack, the Chairman of the Board of Directors.

                           STOCK PERFORMANCE GRAPH

      The following Stock Performance Graph compares the cumulative total shareholder return on the Company's Common Stock for a five year period (July 1, 1997 to June 30, 2002) with the cumulative total return of the CRSP Total Return Index for the Nasdaq National Market and a group of peer companies. The companies included in the peer group are Innovex Inc., Merix Corporation and TTM Technologies, Inc. Sheldahl, Inc. was removed from the list of peer companies as a result of being delisted from the Nasdaq National Market. The Performance Graph assumes the investment of $100 on July 1, 1997, in the Company's Common Stock, in the Nasdaq National Market companies and in the peer group and also assumes the reinvestment of all dividends. The returns for each company in the peer group have been weighted to reflect stock market capitalization.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
      PARLEX CORPORATION, NASDAQ NATIONAL MARKET INDEX, AND PEER GROUP


                       [INSERT PERFORMANCE GRAPH HERE]



              6/97     6/98      6/99      6/00      6/01      6/02
              ----     ----      ----      ----      ----      ----

Parlex        $100    $ 91.5    $106.8    $285.6    $ 66.9    $ 82.0
NASDAQ        $100    $131.6    $189.1    $279.6    $151.6    $103.2
Peer Group    $100    $ 47.9    $ 48.3    $ 86.9    $ 53.1    $ 31.6

                            INDEPENDENT AUDITORS

      The Board of Directors has accepted the recommendation of the Audit Committee and selected Deloitte & Touche LLP to be the independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2003. Deloitte & Touche LLP has been regularly employed by the Company for audit of consolidated financial statements and other purposes since the Company's organization in 1970.

      Representatives of Deloitte & Touche LLP expect to be present at the Meeting, and, while they do not plan to make a statement at the Meeting, such representatives will be available to respond to appropriate questions from stockholders in attendance.

      The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte & Touche LLP and concluded it does not impact its independence.

Audit Fees

      The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatso and their respective affiliates (collectively "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2002 and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year were $350,203.

Financial Information Systems Design and Implementation Fees

      There were no fees paid to Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended June 30, 2002.

All Other Fees

      The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended June 30, 2002 were $503,309 for tax preparation and tax consulting on various items.

                        FUTURE STOCKHOLDER PROPOSALS

      Any stockholder proposal intended for inclusion in the Company's Proxy Statement for the 2003 Annual Meeting of Stockholders must be received by the Clerk of the Company at One Parlex Place, Methuen, Massachusetts 01844, no later than June 20, 2003. Under regulations adopted by the Securities and Exchange Commission, if a proponent of a stockholder proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the proxies appointed herein shall be allowed to use their discretionary voting authority when a proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended June 30, 2002, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                          AVAILABILITY OF FORM 10-K

      Copies of the Company's Annual Report on Form 10-K with respect to the fiscal year ended June 30, 2002 (without exhibits), as filed with the Securities and Exchange Commission, are available to stockholders free of charge by writing to: Investor Relations Department, Parlex Corporation, One Parlex Place, Methuen, Massachusetts 01844.

                                       By Order of the Board of Directors


                                       Edward D. Kutchin
                                       Clerk

October 29, 2002

                             PARLEX CORPORATION


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock hereby constitutes and appoints Herbert W. Pollack, Peter J. Murphy and Edward D. Kutchin, and each of them, proxies with full power of substitution to each, to represent and vote all shares of Common Stock of Parlex Corporation (the "Company") standing in the name of the undersigned at the Annual Meeting of Stockholders to be held at Parlex Corporation, One Parlex Place, Methuen, Massachusetts, on November 26, 2002, at 9:30 a.m., or any adjournment(s) thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournment(s) thereof.

THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS GIVEN AND THE PROXY IS VALIDLY EXECUTED, THE SHARES SHALL BE VOTED "FOR" THE NOMINEES PROPOSED FOR ELECTION AS DIRECTORS AS INDICATED IN THE PROXY STATEMENT.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES PROPOSED FOR ELECTION AS DIRECTORS AS INDICATED IN THE PROXY STATEMENT.

----------------------------------------------------------------------------
        PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY
                          IN THE ENCLOSED ENVELOPE.
----------------------------------------------------------------------------
----------------------------------------------------------------------------
Please sign this proxy exactly as your name(s) appear(s) on this card.
Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
----------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------


PARLEX CORPORATION
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE RI 02940


                             PARLEX CORPORATION

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. The issue related to the management and operation of the Company requires your immediate attention and approval. This is discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders on November 26, 2002.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Parlex Corporation


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

----------------------------------------------------------------------------
                             PARLEX CORPORATION
----------------------------------------------------------------------------

1. To elect two Class II directors to hold office for a term expiring with the annual stockholders' meeting to be held in 2005 or until their successors are elected and qualified:
    Nominees:  (01) Peter J. Murphy
               (02) Russell D. Wright

               [ ]  FOR ALL     [ ]  WITHHOLD FROM
                    NOMINEES         ALL NOMINEES

               [ ]  ______________________________________
                    For all nominees except as noted above

2. In their discretion, to vote upon such other business as may properly come before the meeting.

    Mark box at right if an address change has been noted on
    the reverse side of this card.                              [ ]

The undersigned hereby revokes any proxy previously given and acknowledges receipt of written notice of, and the statement for, the 2002 Annual Meeting of Stockholders and the 2002 Annual Report of the Company.


Please be sure to sign and date this Proxy.


Signature: ____________________________ Date: ____________

Signature: ____________________________ Date: ____________